Exhibit 99.2

John H. Harland Company
Transcript of Q3 2006 Earnings Conference Call
November 2, 2006

John H. Harland Company - CORPORATE PARTICIPANTS
Tim Tuff - Chairman, President and Chief Executive Officer
Charlie Carden - Senior Vice President and Chief Financial Officer Henry Bond - Vice President, Investor Relations & Treasurer

PRESENTATION CONFERENCE CALL PARTICIPANTS
Nik Fisken
Stephens Inc. - Analyst
John Kraft
D.A. Davidson & Co. - Analyst
Beth Lilly
Woodland Partners - Analyst

PRESENTATION

Operator
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Good day, everyone, and welcome to the John H. Harland Company third quarter
2006 earnings results conference call. Just a reminder, this call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. Henry Bond, Vice President, Investor Relations and Treasurer.

Henry Bond - John H. Harland Company - VP of IR & Treasurer
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Thank you, Sarah. Thanks for joining us on Harland's 2006 third-quarter earnings conference call. Also with me this morning are Tim Tuff, Chairman and Chief Executive Officer, and Charlie Carden, Chief Financial Officer. In accordance with Reg. FD, this call is open to all interested parties and is being broadcast live over Harland's website, at www.Harland.net.

I would like to make a brief cautionary statement that certain words and phrases, such as "should result" or "will continue, estimated or projected" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to certain risks and uncertainties that could cause the actual results to differ materially from the company's historical experience and present expectations or projections.

Caution should be taken not to place undue reliance on such forward-looking statements that speak only as of this date. The very factors that affect the company's financial performance could cause the actual results for future periods to differ materially from any opinions or projections.

These factors are discussed in some detail in our press release, our 10-K, and our 10-Q, and I would refer you to these for further clarification.

With that out of the way, I will turn the call over to Charlie Carden.

Charlie Carden - John H. Harland Company - SVP, CFO
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Thank you, Henry and good morning.

For the third quarter of 2006, Harland's sales of $256.6 million were down $4.1 million, or 1.6%, from $260.7 million for the third quarter of 2005. Net income for the third quarter was $16.6 million, down $2.0 million, or 10.4%, from last year's third quarter net income of $18.6 million.

Diluted earnings per share for this year's third quarter were $0.63, down $0.02, or 3.1%, from diluted earnings per share of $0.65 for the third quarter of 2005. The third quarter of 2006 included severance costs in all segments totaling $3.1 million, or $0.07 per diluted share, compared with $0.8 million, or $0.02 per diluted share, in last year's third quarter. The severance costs in this year's third quarter were consistent with our expectations discussed in last quarter's call. This increase in severance costs is equivalent to $0.05 per diluted share, and more than accounts for the reported decrease in diluted earnings per share.

In addition, as a result of the requirement to expense stock options pursuant to FASB 123R, which was implemented on January 1, 2006, compensation costs for the Company increased $1.8 million pre-tax, or $0.04 per diluted share, in the third quarter of 2006, compared with last year's third quarter.

Prior to the adoption of FASB 123R, the Company classified stock-based compensation costs as a Corporate expense, except for certain grants made in 2004 to replace an incentive agreement related to an acquisition. Effective with the first quarter of 2006, stock-based compensation costs have been assigned to the Company's operating segments, along with performance-based 401(k) contribution accruals for individuals in the operating segments who are participants in these compensation programs.

In the third quarter of 2006, a total of $2.9 million of such costs were assigned to the three operating segments. Similar costs in prior periods have been reclassified to the operating segments for comparability. A total of $2.2 million of such costs were reclassified from Corporate to the three operating divisions for the third quarter of 2005. The assignment of these costs from Corporate to the three operating segments had the effect of reducing gross profit, pre-tax income, and margins from previous levels for each of the operating segments, but has no effect on consolidated income.

Weighted average diluted shares outstanding decreased from 28.4 million in the third quarter of 2005 to 26.3 million in 2006, largely as a result of the Company's share repurchase program. The decrease in weighted diluted shares outstanding had a favorable impact of $0.05 on diluted earnings per share for the quarter compared with last year's third quarter.

Improved operating performance for the quarter in Software & Services was more than offset by increased Corporate costs, increased interest expense, lower operating performance in Printed Products and Scantron, and a higher effective tax rate. The lower operating performance in Printed Products and Scantron was more than explained by increased severance expenses and the requirement mentioned earlier to expense stock options beginning January 1, 2006.

Turning to operations, the previously-mentioned decrease of 1.6% in consolidated sales for the third quarter of 2006 reflected a sales decrease in Printed Products, partially offset by increases in Software & Services and Scantron.

Sales for Printed Products decreased 6.1%, primarily due to lower volumes in Checks, partially offset by higher volumes in Integrated Client Solutions and Harland Business Solutions, and a price increase implemented earlier in the year.

Sales for Software & Services for the third quarter of 2006 increased 7.7% compared with the 2005 third quarter, due to increased sales of Lending Solutions, Retail Solutions, and Core Systems and acquisitions, partially offset by lower sales of Mortgage Solutions. Organic growth for Software & Services was 3.5% for the third quarter of 2006.

Sales for Scantron increased 3.2% compared to the third quarter of 2005, due to increased sales in Testing & Assessment and Data Collection. Service Group sales were slightly lower for the third quarter of 2006 compared with the third quarter of 2005.

Consolidated gross profit for the third quarter of 2006 was $127.8 million, or 49.8% of sales, compared with $128.1 million, or 49.2% of sales for the third quarter of 2005. The improvement in gross profit as a percentage of sales occurred in Printed Products and was primarily due to efficiencies resulting from the integration of Liberty Checks into Harland Checks and lower depreciation for digital printing as that equipment is becoming fully depreciated.

Consolidated SG&A expenses for the third quarter of 2006 were $92.4 million, or 36.0% of sales, compared with $91.4 million, or 35.1% of sales for the third quarter of 2005. The increase in SG&A expenses was primarily due to higher expenses for Corporate, Software & Services, and Scantron, partially offset by lower expenses for Printed Products.

The balance of my comments will be focused on the operations of our three business segments.

The Printed Products segment consists of Checks, Harland Business Solutions, and Integrated Client Solutions. Effective with the third quarter of 2006, Checks includes the card products, education services, and fraud payment prevention service solutions businesses previously included in Software & Services. For comparability, historical periods have been reclassified to reflect this organizational change. Year-to-date sales for these businesses were $7.9 million, with a pre-tax loss of $1.5 million.

The Software & Services segment includes Harland Financial Solutions which is comprised of Core Systems and Retail & Lending Solutions. Core Systems includes Financialware, which was acquired on January 31, 2006. Financialware provides enterprise content management solutions.

Scantron is the third segment and includes Data Collection, Testing & Assessment and the Service Group. Effective with this year's fourth quarter, Scantron Service Group's operations will be aligned under the Software & Services segment and become part of Harland Financial Solutions. Tim will discuss this organizational change in his comments later in the call.

For comparability, historical periods will be reclassified beginning with the fourth quarter to reflect this organizational change. Year-to-date sales for this business were $31.2 million with pre-tax income of $6.9 million.

Printed Products' sales decreased 6.1%, from $164.5 million for the third quarter of 2005 to $154.4 million in 2006. Checks reported a sales decrease of 9.6%, while Integrated Client Solutions reported a 13.6% increase, and Harland Business Solutions reported a 4.7% increase.

Checks' sales, which now include both legacy Harland Checks and Liberty Checks, decreased $12.7 million, or 9.6%, primarily due to a 9.9% decrease in unit volume in imprint operations for the quarter compared with the same period a year ago. The unit volume decrease reflects a previously-announced major customer loss in this year's first quarter, the continuing market decline in check usage, and the net effect of other customer wins and losses. Partially offsetting those factors was a previously-announced major customer addition in last year's fourth quarter.

The average price per unit in imprint operations increased 0.2% in the quarter compared with last year's third quarter, due to a price increase implemented during this year's first quarter. The underlying improvement in average price per unit for Checks was actually better than 0.2%. A change in organizational structure had a negative impact of approximately 2 percentage points on the year-over-year comparison of average price per unit.

Sales for Liberty Checks used in the price per unit calculation for last year's third quarter included its MCIF and direct marketing operations. As a result of the just-mentioned organizational change, sales for those operations were not included in Liberty Checks sales for this year's third-quarter calculation of average price per unit.

Integrated Client Solutions' sales were up 13.6% for the third quarter of 2006 compared with the third quarter of 2005, primarily due to the addition, effective January 1, 2006, of direct marketing business acquired from Liberty that was included in the Checks business unit last year, higher volumes for the legacy direct marketing business, and the price increase implemented during the first quarter of 2006.

Harland Business Solutions' sales were up 4.7% in the third quarter of 2006 compared with the third quarter of 2005 primarily due to increased volumes through the Financial Institution channel partially offset by lower volumes through the software customer and retail channels.

Printed Products segment income in the third quarter decreased 1.0%, from $23.2 million in the third quarter of 2005 to $23.0 million in 2006. A $1.2 million increase in severance costs related to cost reduction initiatives more than accounted for the decline in segment income. The impact of severance costs and lower volumes in Checks was partially offset by improved operating performance for Harland Business Solutions and lower SG&A and production expenses in Checks.

The decrease in SG&A expenses resulted primarily from lower call center, selling and information technology expenses, and lower incentive compensation accruals, partially offset by the implementation of stock option expensing in 2006, and the increase in severance expenses related to cost reduction initiatives mentioned earlier.

The decrease in production expenses resulted primarily from lower depreciation expense for digital printing as that equipment is becoming fully depreciated, and increased productivity.

As mentioned earlier, Software & Services reported a sales increase of 7.7% in the third quarter compared with the same quarter in 2005, primarily due to organic sales growth of 3.5%, the transfer of certain operations to Retail Solutions that were included in Liberty Checks last year, and the Financialware acquisition.

Sales of compliance solutions were strong in Lending Solutions, with a combination of growth from existing customers and new customer additions. Branch automation and CRM sales were stronger in Retail Solutions for the quarter as were sales in bank and credit union Core Systems. Sales continued to be slow in Mortgage Solutions and thrift Core Systems.

In addition to the sales increase, backlog increased $10.8 million, or 4.4%, from last year's third quarter to $256.6 million. The increase in backlog from the prior year was primarily due to stronger bookings for Lending Solutions and Retail Solutions. Excluding the impact of acquisitions backlog increased $9.7 million, or 3.9%, compared with the 2005 third quarter. Backlog decreased $1.9 million, or 0.7%, from the second quarter of 2006.

Segment income for the third quarter of 2006 was $8.2 million, up 2.0% compared with the 2005 third-quarter segment income of $8.0 million primarily due to organic growth and the previously-mentioned transfer of business from Liberty Checks partially offset by increased SG&A expenses and a change in mix of business.

The change in segment income as a percentage of sales from 12.3% in the third quarter of 2005 to 11.6% in the third quarter of 2006 was more than accounted for by the implementation of stock option expensing and increased severance expenses in 2006.

Scantron's sales increased 3.2% to $31.9 million in the third quarter of 2006, compared with $30.9 million for the third quarter of 2005, due primarily to increased sales of newer software products and forms in the education market in Testing & Assessment, increased sales of scanners and survey services and Data Collection, and increased sales of equipment maintenance services in Service Group, partially offset by decreased sales of forms in Data Collection and decreased sales of installation services in the Service Group.

Segment income of $9.0 million for the third quarter of 2006 was down 2.4% from $9.2 million for the third quarter of 2005, primarily due to higher SG&A expenses resulting largely from severance expenses and an asset impairment charge, which more than offset the impact of increased sales. The asset impairment charge of $383,000 was due to a decision to discontinue one of Scantron's legacy software products.

Now, turning to Corporate SG&A expenses which increased $777,000, or 9.9%, in the third quarter of 2006 compared with the third quarter of 2005. The increase was primarily due to increased stock compensation costs largely resulting from the adoption of FASB 123R, increased business development and information security expenses, and increased professional fees, partially offset by decreased incentive compensation costs and lower post-retirement benefits costs.

Interest expense for the third quarter was $4.4 million, an increase of $1.1 million from the third quarter of 2005 primarily due to higher interest rates. Long-term debt, including the current portion, was $272.5 million at the end of the third quarter, up $3.9 million from $268.6 million at the end of last year's third quarter.

The Company continues to have strong cash flow as indicated by the fact that long-term debt was up only $3.9 million from last year despite $116.3 million of stock repurchases, upfront contract payments of $23.8 million, $16.8 million of dividend payments, and acquisitions totaling $10.9 million.

As we mentioned during last quarter's call, on July 3, 2006 the Company entered into a new Credit Facility increasing the amount available to $450.0 million from the $412.5 million available under the previous facility at more favorable terms. The new facility is comprised of a $362.5 million revolving loan and an $87.5 million term loan, both of which mature in 2011.

The effective tax rate was 39.2% for the third quarter of 2006 compared with 38.4% for the third quarter of 2005. The increase was primarily due to the expiration of certain tax benefits related to Puerto Rico operations and a higher state rate reflecting the impact of recent acquisitions.

During the third quarter we repurchased 726,000 shares of the Company's common stock at an aggregate cost of $26.3 million, or $36.17 per share. There are 1,049,500 shares remaining under the current board authorization to repurchase shares.

The board declared a quarterly dividend of 17.5 cents per share, payable November 24, 2006 to shareholders of record as of November 15, 2006.

Now turning to the outlook. We now expect interest expense to be approximately $16 million in 2006 and average diluted outstanding shares for 2006 to be approximately 26.7 million, as a result of the repurchases during the third quarter. In addition, we now expect capital expenditures to be in the $24 to $26 million range for 2006.

Our guidance for full-year diluted earnings per share for 2006 is unchanged from the $2.83 to $2.88 range provided in last quarter's call. We expect fourth-quarter diluted earnings per share to be in the $0.81 to $0.86 range. We are in the process of developing our 2007 business plan now and will provide guidance for 2007 in our fourth-quarter earnings call in early February.

That concludes the financial discussion. I would now like to turn the call over to Tim.


Tim Tuff - John H. Harland Company - Chairman, President and CEO
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Thank you, Charlie, and thanks, all of you, for joining us as we discuss our results for the third quarter. The third quarter was a solid quarter, with results exceeding our expectations. Here are some of the highlights.

Sales performance in the Software & Services and Scantron segments was solid. We implemented cost reductions in each part of our business with the associated severance charges impacting results. You will see the positive impact of these actions reflected in our margins in the fourth quarter. And, gross margins increased and SG&A expenses decreased in Printed Products despite a sales decline in Checks. Additionally, the non-checks part of Printed Products showed good growth.

The $0.02 decline in diluted earnings per share compared with last year's third-quarter results was more than accounted for by increased severance charges, which equated to $0.05 per share and the implementation of FASB 123R at the beginning of the year, which equated to $0.04 per diluted share. A reduction in share count partially offset these factors.

Turning now to a review of operations beginning with Printed Products. Sales decreased 6.1% in the quarter on a year-over-year basis, with the previously announced loss of a large customer the largest factor. Segment income decreased 1.0% in the quarter, compared with the third quarter of 2005, which was more than accounted for by severance costs incurred in the quarter. Even with the severance costs and the expensing of stock options, gross margins increased in the quarter year-over-year, and SG&A expenses decreased. On a sequential basis, there were several factors which we had anticipated, which contributed to the decline in revenue and income compared to Q2 of 2006. These factors included one less production day, lower contract termination payments, general market decline, and seasonal trends in our Harland Business Solutions and Integrated Client Solutions operations.

Having passed the one-year anniversary of the Liberty acquisition, we are reporting unit volumes for Harland's legacy checks business and Liberty checks on a combined basis. Overall check unit volume was down 9.9% in the quarter, with the largest factors being the previously announced loss of a large customer and the continuing industry decline. While volumes were down in Printed Products, we see no fundamental change in the rate of market decline. We have also made good progress on extensions and early renewals, and as a result of an acquisition by one of our major customers of a non-customer, I am highly confident that we will be increasing our business with that customer. Overall unit pricing increased in the quarter, attributable to the price increase we implemented in the first quarter. As I mentioned last quarter, pricing remains competitive, especially with larger accounts. However, we are encouraged to see that upfront payments, which were a major factor over the last three years, are declining significantly with new contracts.

Liberty continues to make good progress in the credit union market. We are seeing the benefits of the plant rationalization completed earlier this year, which has gone very smoothly. We are now introducing new products to the market through this channel of distribution which have been successful on the bank side in increasing revenue-per-order.

Harland Business Solutions sales grew 4.7% in the quarter year-over-year, with much of this growth coming from sales of our business products through our financial institution customers. During the quarter we also extended our contract with one of our largest customers in this business.

Sales in Integrated Client Solutions increased 13.6% in the quarter on a year-over-year basis, with approximately two-third coming from the transfer of direct marketing business from Liberty's checks operations and one-third from organic growth. As a company overall, a smaller percentage of our business is coming from Printed Products as we grow other parts of our business. But, the mix is shifting in Printed Products as well, with an increasing percentage of our business coming from products and services for financial institutions other than checks.

Turning now to Software & Services, sales increased 7.7% and segment income increased 2.0% in the quarter on a year-over-year basis. Organic sales growth in the quarter was 3.5% year-over-year, and we are particularly pleased with the sales growth in Lending, Retail and our bank core operations. Organic backlog was up 3.9% in the quarter year-over-year, and our pipeline continued to strengthen as well.

We continue to focus on margins in this business. As I mentioned last quarter, the integration of recent acquisitions has reached the point where we can further reduce costs. Margins in the quarter were impacted by the severance charges associated with these cost reductions, but you'll begin to see the benefits of these cost reductions reflected in our margins in the fourth quarter. Margins in Software & Services were also impacted by the expensing of stock options.

Sales in Retail and Lending grew 13.7% in the quarter year-over-year, driven by strong sales in Lending. The 8.6% growth in Lending sales came from increasing sales of our traditional products to both existing and new customers. In addition, we have now launched a new product that expands the breadth of our offering to the lending market. The product is called CreditQuest. It works with our existing lending products but addresses a growth market: credit risk management. It combines origination, financial analysis, documentation and reporting together into one system, and market interest in this product is strong.

We are also seeing good progress in our Retail operation with sales up 42.8% in the quarter year-over-year, driven by increases in branch automation sales. Approximately one-third of the sales growth was organic. We have just launched a service offering in this operation to help financial institutions of all sizes address one of their key concerns: how to attract, grow and retain deposits. It builds on our expertise in analytics, software and digital printing capabilities and we expect it will also help pull through other products and services.

Mortgage sales continued to be slow in the quarter. As the mortgage market remains weak, mortgage companies are more interested in new systems, like E3, our major offering in this market, that can reduce costs and increase efficiencies. We changed management in this operation earlier this year and are pleased with the progress we are making. Additionally we are already seeing an improvement in our pipeline in this business.

Core Systems sales grew 3.7% in the quarter, driven by strong sales in the banking channel particularly with the Phoenix System and the acquisition of Financialware earlier this year. Sales of our core systems for credit unions were also up, year-over-year. This was partially offset by our thrift core system sales, which were down. We are introducing a new branch automation product specifically for the thrift core market later this year that we believe will benefit this operation.

Turning now to Scantron, Scantron sales increased 3.2% in the quarter on a year-over-year basis, attributable to increases in both Testing & Assessment and Data Collection. Segment income decreased 2.4%, which was more than accounted for by severance costs and the impairment charge Charlie discussed earlier associated with the discontinuation of a software product. Backlog increased 15.7% year-over-year.

We changed management of Scantron during the third quarter. Tim Loomer, who has served as president of our Testing & Assessment business, recently was named president of Scantron.

Testing & Assessment sales increased 7.4% in the quarter year-over-year. Particularly encouraging were the strong bookings of our new software products in this space. The revenue from these bookings will be recognized over the next year because they are sold in a service bureau mode. Our testing and assessment forms continued to perform well.

The third quarter is traditionally Scantron's strongest quarter, given that it marks the beginning of the school year. However, we are winning business across the country and making good progress in selling our suite of solutions in addition to individual products and services. For example, one of the 10 largest school districts in the country recently purchased a full suite of our products and services, including testing and assessment software products, scanners, forms and maintenance services. We believe that this model can be applied in school districts nationwide.

Data Collection sales increased 2.3% in the quarter on a year-over-year basis, driven by sales of scanners, survey services and software for the post-secondary market. The increase in scanner sales in the quarter should benefit future sales of forms. Our custom forms operation showed improvement after a weaker-than-usual second quarter but was still down year-over-year.

Scantron Service Group sales were basically flat in the quarter on a year-over-year basis. Maintenance sales continued to increase nicely; however, they were offset by lower installation sales.

Let me now address some organizational moves. In the third quarter, we moved certain operations from Software & Services to Printed Products because of a better strategic fit. Cards and educational services were previously sold through Liberty. We believe they are complementary products for all Checks customers. Fraud prevention services, even though they are enabled by software, will be sold in conjunction with checks and therefore are best handled through that channel. Our third-quarter results reflect these moves.

At the beginning of the fourth quarter, we moved Scantron Service Group under Harland Financial Solutions. The financial market is already one of the major markets for Scantron Service Group. Additionally, there is opportunity for further growth in the financial market in conjunction with sales of our software products and services. Especially since the Scantron Service Group commands some of the highest levels of customer satisfaction of any of our units. Moving Scantron Service Group under Harland Financial Solutions will help us capitalize on their potential. As previously mentioned, our reporting will reflect this change beginning in the fourth quarter of this year.

To recap, the third quarter was a solid quarter and exceeded our expectations. From an operational perspective, we implemented cost reductions in each part of our business, with the associated severance charges impacting results. You'll begin to see the positive impact of these actions reflected in our margins in the fourth quarter.

In Printed Products, we have made good progress in renewing or extending key contracts, and most of our major accounts are now under contract for the next several years. In addition, gross margins increased and SG&A decreased. The non-checks part of this business also showed good growth.

Third quarter was a big quarter for Scantron, especially for bookings of our educational software products. It has taken time to get some of our new software products established given the generally conservative K-12 market. But we are confident that this business will now grow given our penetration in the market and our strong brand awareness.

Software & Services made good progress in the quarter, too. I have said before that we will look at all opportunities to increase shareholder value, including an equity spin off of this business. I believe this business has now reached critical mass, and once it has demonstrated margin improvement, it could be a candidate for a spin off.

We remain committed to generating strong cash flow and to deploying that cash in a variety of ways to generate superior returns for our shareholders, including making accretive acquisitions, repurchasing stock and paying dividends. On the acquisition front, we continued to see strong deal flow in the quarter, but prices for good companies continue to be high. Therefore, we continued to repurchase stock in the quarter, and will continue to look at this, as well as acquisitions, as a way of increasing shareholder value. Just since the beginning of the year, we have repurchased almost 2.0 million shares at an aggregate cost of $75.4 million.

From an earnings perspective, we expect fourth quarter results to be in the range of $0.81 to $0.86 per diluted share, and we reiterate that we anticipate earnings for the full year to be in the range of $2.83 to $2.88 per share. As Charlie said, we will give our earnings expectations for 2007 when we report fourth quarter results in early February. On the third quarter call last year, we did give a preliminary view of our expectations for 2006. We gave that early view because there was a wide-range of analyst estimates and our forecasted earnings improvement was below the consensus at that time. Those conditions do not exist this year, so we will be giving guidance at the normal time.

With that, I'll open it up to any questions.

QUESTION AND ANSWER

Operator
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(OPERATOR INSTRUCTIONS). Nik Fisken, Stephens, Inc.

Nik Fisken  - Stephens, Inc - Analyst
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Tim, what margin level do we have to get to to spin out HFS?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
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Well, it needs to be north of where it is, but I think you're going to see margins improving. And I think that we, clearly, need to make the case that we believe it will be in the high teens. My comment on that is -- I said there are really three requirements. The first is critical mass. I believe we are now at critical mass. The next is organic growth. You are seeing an increase in organic growth. Our organic growth has increased each of the last few years, over the rate of the last few years. And in addition, we are introducing a number of significant new products. And the remaining bit to put in place is the margin improvement.

Nik Fisken  - Stephens, Inc - Analyst
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So is that high-teens to get spun out? That's pre-corporate overhead?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
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I think you need to be able to make the -- you need to be able to demonstrate that margins will be in the high teens.

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

Nik Fisken  - Stephens, Inc - Analyst
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Pre-corporate?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
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Yes.

Nik Fisken  - Stephens, Inc - Analyst
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What is the size of the unit we're moving into HFS from Scantron?

Charlie Carden  - John H. Harland Company - CFO and SVP
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Year-to-date it's about $31 million in revenue; about $6.9 million in income.

Nik Fisken  - Stephens, Inc - Analyst
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Is that EBIT?

Charlie Carden  - John H. Harland Company - CFO and SVP
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No. It's pre-tax. Well...same.

Nik Fisken  - Stephens, Inc - Analyst
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And on the Printed Products side, the term fees, you said, were down sequentially?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
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Yes, and we can quantify that for you.

Nik Fisken  - Stephens, Inc - Analyst
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Was it $800,000 in Q2?

Charlie Carden  - John H. Harland Company - CFO and SVP
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It was about $147,000.  Approximately $150,000.

Nik Fisken  - Stephens, Inc - Analyst
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Relative to second quarter and first quarter, have you seen the new account focus return? That was one of the reasons why you guys felt Q1 was so strong.

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
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That was where our -- in looking at Q1 was very strong, Q2 was much weaker than we had expected, and Q3 was down the middle of the road. And, we believe that that strong Q1 was caused by a number of our major clients really aggressively going after deposit growth, which involves the opening of a lot of new accounts. A lot of those marketing programs terminated at the end of Q1, and you, as a result, saw unusually low levels in Q2. And we saw the levels in Q3 much closer to our original expectations.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

Are we going to plan a price increase every year now that you got one done in Q1?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

We look for any opportunity for price increases. Obviously, with new contracts, we are negotiating new contracts all the time. Then there is a number of contracts that can absorb price increases at predetermined times.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

Charlie, on the $3.1 million severance, you said $1.2 was in Printed Products?

Charlie Carden  - John H. Harland Company - CFO and SVP
------------------------------------------------------------------------------

$1.4 in Printed Products, approximately $900,000 in HFS, and between $700,000 and $800,000 in Scantron.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

And then if I look at the -- what's the difference between cost of sales and SG&A in that $3.1?

Charlie Carden  - John H. Harland Company - CFO and SVP
------------------------------------------------------------------------------

Cost of sales is about $250,000; the balance is SG&A.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

The last thing I've got is I don't recall what we said on what the annual savings are from that $3 million severance.

Charlie Carden  - John H. Harland Company - CFO and SVP
------------------------------------------------------------------------------

We haven't provided that information.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

Are we willing to do that?

Charlie Carden  - John H. Harland Company - CFO and SVP
------------------------------------------------------------------------------

Not at this time.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

Actually I've got one more. If I look at the internal growth of HFS, you're down sequentially. What got worse?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

On a year-over-year basis, because actually we saw some good growth in a number of our businesses, on a year-over-year basis, mortgage would have been weaker, and thrift bank core.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

But on a sequential basis -- because I think the commentary has been about the same, Q3 versus Q2 this year. I was wondering what changed sequentially.

------------------------------------------------------------------------------
Tim Tuff  - John H. Harland Company - Chairman, President and CEO

A lot of that is mix. And the other thing is you can get some distortions quarter-over-quarter as a function of what is a licensed sale and what is recognized over time.

Operator
------------------------------------------------------------------------------

Beth Lilly, Woodland Partners.

Beth Lilly  - Woodland Partners - Analyst
------------------------------------------------------------------------------

Could you help us -- follow-up on Nik's question, which is, as you look at the Software & Services side, you talk about it being critical mass now and if you look at the peer group in terms of the margins of critical mass for spin-off...when you look at the peer group in the margins, I think they run around 20%. Is that a fair statement, Tim?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

I think it's really high-teens if you look at it on an apples-to-apples basis. High-teens to 20.

Beth Lilly  - Woodland Partners - Analyst
------------------------------------------------------------------------------

So with the costs that you've taken out of that business now, where -- do you have a sense of -- are we going to see high-teens margins in this business in '07, or do you think it's an '08 issue? Can you give us a little insight into that?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

It will take a bit of time, but we've already taken some actions which are continuing to improve margins. And the other factor is as you really see the organic growth of this business picking up a lot of that flows to the bottom-line as well.

Beth Lilly  - Woodland Partners - Analyst
------------------------------------------------------------------------------

So you're happy with the organic growth, and now it's just a matter of getting the margins up. Is that correct?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

The key is to get the margins up.

Beth Lilly  - Woodland Partners - Analyst
------------------------------------------------------------------------------

And I guess if you're talking about it now, then chances are it's about -- we're within a year from getting those margins up.

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

We look to get our margins increasing next quarter, and continue that trend.

Beth Lilly  - Woodland Partners - Analyst
------------------------------------------------------------------------------

So, the costs -- just so you can remind me -- the costs that you've taken out on the Software & Services side, what's the dollar amount that you've taken out?

Charlie Carden  - John H. Harland Company - CFO and SVP
------------------------------------------------------------------------------

We haven't disclosed that, just like we haven't in any other parts of our business. And we will not be.

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

Let's be clear about this, too, what we're doing. We have built this operation primarily through acquisition. We said that we're going to integrate right out of the get-go we integrate all of our products and services. Over the last 18 months we have been integrating two significant core processing systems, which are also the most expensive to integrate, and we are now at the back-end of that.

Beth Lilly  - Woodland Partners - Analyst
------------------------------------------------------------------------------

So, let's go out a year and say, okay, the Software & Services side of the business has spun out, and now we're left with Printed Products and Scantron. As you look at just the strategic outlook for the businesses, Tim, can you provide a little insight into -- you'll shrink the company now, and you'll have a high-margin, low-growth business with Scantron, and a declining top-line business with steady margins in the checks business. Can you kind of give us a little insight into your thinking about those two businesses, and going forward?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

I would just say we have not announced a spin-out of software. But, let me comment on Printed Products, I've said consistently this is a great cash generation business. There are actually some growth opportunities within Printed Products. Just in this quarter you've seen some really interesting growth in the non-checks part of our business. We have a number of new products and services that we have introduced in that part of our business, which incorporate our proprietary analytics and digital printing. And we are seeing a really encouraging pickup in that part of the business.

Having said that, Printed Products in the traditional checks business also throws off a lot of cash. And anytime you're generating cash, you have some interesting options.

On Scantron, we see Scantron as a really interesting growth business. You are beginning to see the software side of Scantron really get some traction, and we believe that there are some interesting opportunities for growth there, both organic and through acquisition. And the growth opportunities in Scantron are, just in terms of percentage rate, are probably greater than even in the Software & Services side.

Beth Lilly  - Woodland Partners - Analyst
------------------------------------------------------------------------------

Interesting. Okay. Those are all my questions. Thanks. Oh, I know, one last question. The remaining amount left on the buyback is how much?

Charlie Carden  - John H. Harland Company - CFO and SVP
------------------------------------------------------------------------------

Just over 1 million shares.

Operator
------------------------------------------------------------------------------

(OPERATOR INSTRUCTIONS). John Kraft, D.A. Davidson.

John Kraft  - D.A. Davidson - Analyst
------------------------------------------------------------------------------

Just a couple follow-ups here. Regarding the integration in HFS, all the acquisitions, is there still more to do? You said winding down; is it done, or will it be done? What's the timing of that, I guess?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

It's largely done. Obviously there's still areas that we can do more in, and that will always continue to be the case.

John Kraft  - D.A. Davidson - Analyst
------------------------------------------------------------------------------

Can you estimate in any reasonable way what you spent on just simply integration in Q3?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

No. That's really hard to break out, even if we wanted to, John.

John Kraft  - D.A. Davidson - Analyst
------------------------------------------------------------------------------

And then, as far as the reclassifications, presumably that will affect what historical Q1 and Q2 organic growth was. I guess, will it, and what would the new numbers be, Charlie?

Charlie Carden  - John H. Harland Company - CFO and SVP
------------------------------------------------------------------------------

No, it will not. We won't be changing any of the historical numbers on this. These movements that we were talking about with the MCIF and the direct marketing, those are very small; they're not significant.

John Kraft  - D.A. Davidson - Analyst
------------------------------------------------------------------------------

And not acquired, I guess. Okay. And then, I guess, this last question, just to be clear about the severance in the quarter. That $3.1 million was as expected. Is that -- that's the end of that? There's not any trailing into Q4?

Charlie Carden  - John H. Harland Company - CFO and SVP
------------------------------------------------------------------------------

The actions that we announced on the second-quarter call, we indicated then that we were looking at $3 million of severance. We came in just slightly over that, and we essentially did what we expected to as of the end of the second quarter. You're always looking at your structure and your costs to try and determine if there are other things that you might do. So, the program that we had anticipated at that time was complete, but that isn't to say that there wouldn't be other actions going forward.

John Kraft  - D.A. Davidson - Analyst
------------------------------------------------------------------------------

Fair enough. Thanks.

Operator
------------------------------------------------------------------------------

(OPERATOR INSTRUCTIONS). Nik Fisken, Stephens, Inc.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

Another follow-up on where Beth was going on HFS. If I look at, since you guys haven't done a sizable acquisition since Intrieve, if I look at the '07 margins, would you say that you can get to high-teens just because of the fact that you haven't done a big acquisition?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

Well clearly, that's going to help. The fact that we've been integrating not just Intrieve but Phoenix over the last 12 to 18 months, has clearly caused us to incur greater costs than would otherwise be the case, and has depressed our margin. We're not giving any guidance on 2007 margins at this time. But I think you can clearly see the direction in which we're going.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

Is it safe to say you can't get to high-teens just from the lack of integration charges?

Tim Tuff  - John H. Harland Company - Chairman, President and CEO
------------------------------------------------------------------------------

I think it takes reduced costs and increased organic growth.

Nik Fisken  - Stephens, Inc - Analyst
------------------------------------------------------------------------------

Fair enough. Thanks so much.

------------------------------------------------------------------------------
Operator
Ladies and gentlemen, a rebroadcast of this conference is available starting today at 1 o'clock PM Eastern Time, and will run until November 8, 2006 at midnight Eastern time. You may access the rebroadcast by dialing 719-457-0820. Please reference pass-code 4525889. At this time we have no further questions. Mr. Bond, I will turn the call back over to you for additional or closing remarks.

Henry Bond - John H. Harland Company - Treasurer, VP of IR
------------------------------------------------------------------------------
Thanks, Sara. We appreciate you joining us this morning as we discussed our third-quarter results and our outlook for the remainder 2006. A replay of the call is also available on our Web site. Thanks again for joining us.

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